Nikola Corporation Reports Second Quarter 2021 Results

PHOENIX – August 3, 2021 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results for the quarter ended June 30, 2021.

"During the second quarter Nikola continued to pave the way and solidify our place as a global leader in zero-emissions transportation solutions,” said Mark Russell, Nikola's Chief Executive Officer. “We have had continued success in commissioning and validating the Nikola Tre BEVs, completed both our Ulm, Germany and Phase 0.5 of our Coolidge, Arizona manufacturing facilities, entered into a purchase agreement with Tumim Stone Capital LLC for up to $300 million of Nikola common stock, and acquired a 20% stake in the Wabash Valley Resources clean hydrogen project in West Terra Haute, Indiana.”

Nikola Tre BEV Validation and Commissioning Progress

During the second quarter, validation activities continued on the first batch of five (5) Nikola Tre BEVs. All nine (9) trucks from the second batch have been built and are in the United States. Three (3) trucks from the second batch have been commissioned and are in various stages of validation. The remaining six (6) trucks from the second batch are currently undergoing commissioning in Arizona. Our batch two trucks have incorporated component improvements and systems iterations from batch one testing. Validation testing will continue to run through Q3 and into the beginning of Q4.

Our team continues to work diligently with suppliers to offset the global parts and materials shortage, as well as work to grow the parts maturity level as we ramp up pre series builds.

Progress Made at Nikola's Coolidge, Arizona Manufacturing Facility

As of today, Nikola has completed Phase 0.5 of our Coolidge, Arizona manufacturing facility and is in the process of building seven (7) trucks in Coolidge, comprised of two (2) Tre BEV Pre Builds and five (5) Tre FCEV Alphas. As we are building trucks in Phase 0.5 of the facility, we are concurrently building out the Phase 1 assembly expansion area which will provide additional manufacturing capacity. We anticipate the Phase 1 assembly expansion area will be completed by the end of 2021.

Progress Made at Nikola's Coolidge, Arizona Manufacturing Facility

As of today, we have completed Phase 0.5 of our Coolidge, Arizona manufacturing facility and are in the process of building seven trucks in Coolidge, comprised of five Tre FCEV Alphas and two Tre BEV Pre Builds. While we are building trucks in Phase 0.5 of the facility, we are concurrently building out the Phase 1 assembly expansion area which will provide additional manufacturing capacity. We anticipate the Phase 1 assembly expansion area will be completed by the end of 2021.

Progress Made at our Joint Venture Manufacturing Facility on IVECO's Industrial Complex in Ulm, Germany

On June 14, Nikola and IVECO started trial production on the assembly line in Ulm, Germany. There are currently two Nikola Tre BEV Pre Builds on the line being assembled. The equipment and assembly process are being fine-tuned as we ramp up for serial production.

Acquired 20% Interest in Wabash Valley Resources

On June 22, Nikola acquired a 20% equity interest in Wabash Valley Resources LLC (WVR), a clean hydrogen project being developed in West Terra Haute, Indiana in exchange for a $54.1 million cash and stock consideration. The project plans to use solid waste byproducts such as petroleum coke combined with biomass to produce clean and sustainable hydrogen. As part of the agreement, Nikola acquired the right to offtake up to 20% of the clean gaseous hydrogen produced at the facility at the anticipated price of less than $1.00 / kg (1).

1) The price of under $1.00/kg is a management estimate based on variety of key assumptions; represents anticipated price of hydrogen off-take by Nikola and does not include the cost and capital investment necessary to support Nikola fueling infrastructure needs.

The offtake agreement with WVR could provide Nikola with approximately 50 tons of hydrogen per day following completion of the plant. This would allow us to supply clean hydrogen in a critical geography.

Closed $300 Million Purchase Agreement with Tumim Stone Capital

On June 11, Nikola entered into a common stock purchase agreement with Tumim Stone Capital LLC (Tumim), obligating Tumim to purchase up to $300 million of Nikola common stock. Under the agreement, Nikola has the right, but not the obligation to sell shares of its common stock to Tumim, subject to certain limitations. Purchase notices may be issued to Tumim over the period commencing from the date of the purchase agreement and ending on the first day of the month following the 36 months anniversary. The shares will be issued at a 3% discount to the three-day forward volume weighted average price (VWAP) from the date a purchase notice is issued.

This allows us to sell shares to Tumim at our sole discretion and provides us with additional liquidity to execute on our business plan.

Expansion of Sales and Service Network

On July 15, Nikola announced the expansion of our sales and service network adding 51 locations across Texas, Arizona, California, Colorado, New Mexico, Florida, Delaware, Virginia, and Maryland. In conjunction with the RIG360 announcement this past April, this expansion is anticipated to bring our total number of U.S. sales and service locations to 116.

Second Quarter Financial Highlights

(In thousands, except share and per share data)	Q2 2021	Q2 2020	Q2 2021 YTD	Q2 2020 YTD
Loss from operations	$(138,398)	$(86,623)	$(258,988)	$(118,620)
Net loss	$(143,231)	$(115,782)	$(263,455)	$(148,928)
Adjusted EBITDA (1)	$(73,906)	$(46,901)	$(127,340)	$(76,063)
Net loss per share, basic	$(0.36)	$(0.43)	$(0.67)	$(0.56)
Net loss per share, diluted	$(0.36)	$(0.43)	$(0.67)	$(0.56)
Non-GAAP net loss per share, basic(1)	$(0.20)	$(0.16)	$(0.34)	$(0.28)
Non-GAAP net loss per share, diluted(1)	$(0.20)	$(0.16)	$(0.34)	$(0.28)
Weighted-average shares outstanding, basic	394,577,711	303,785,616	393,390,377	287,822,558
Weighted-average shares outstanding, diluted	394,577,711	303,785,616	393,390,377	287,822,558
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Business Outlook

Nikola looks forward to achieving the following milestones in the second half of 2021:
•Deliver pre-series Nikola Tre BEVs for use on public roads hauling customer freight;
•Announce additional fleet testing customers/dealers;
•Break ground on our first commercial hydrogen station and/or centralized hydrogen production facility; and
•Announce additional hydrogen infrastructure/ecosystem partners

Webcast and Conference Call Information

Nikola will host a webcast to discuss its second quarter results at 6:30 a.m. Pacific Time (9:30 a.m. Eastern Time) on August 3, 2021. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/nikola20210803/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance; expected timing of manufacturing facility buildout in Coolidge, AZ and Ulm, Germany and production capacity at such facilities; expectations regarding the Company's hydrogen project with WVR, including timing, supply quantity and cost; timing of completion of prototypes, validation testing, volume production, buildouts as well as other milestones; expectations regarding the Company’s sales and service network; the company’s expectations regarding use of the Tumim equity line of credit facility and dilution to stockholders; and terms and potential benefits of the planned collaborations with WVR, Rig360 and IVECO. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company is, or may become a party; demand for and customer acceptance of the Company’s trucks; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's annual report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the "SEC"), as amended, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss per share basic and diluted is defined as Non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Solar revenues	$—	$36	$—	$94
Cost of solar revenues	—	30	—	73
Gross profit	—	6	—	21
Operating expenses:
Research and development(1)	67,726	42,525	122,889	66,602
Selling, general, and administrative(1)	70,672	44,104	136,099	52,039
Total operating expenses	138,398	86,629	258,988	118,641
Loss from operations	(138,398)	(86,623)	(258,988)	(118,620)
Other income (expense):
Interest income (expense), net	(92)	22	(101)	84
Loss on forward contract liability	—	—	—	(1,324)
Revaluation of warrant liability	(2,511)	(29,157)	(1,560)	(29,157)
Other income (expense), net	(1,102)	(23)	(883)	91
Loss before income taxes and equity in net loss of affiliates	(142,103)	(115,781)	(261,532)	(148,926)
Income tax expense	2	1	3	2
Loss before equity in net loss of affiliates	(142,105)	(115,782)	(261,535)	(148,928)
Equity in net loss of affiliates	(1,126)	—	(1,920)	—
Net loss	(143,231)	(115,782)	(263,455)	(148,928)
Premium paid on repurchase of redeemable convertible preferred stock	—	(13,407)	—	(13,407)
Net loss attributable to common stockholders	$(143,231)	$(129,189)	$(263,455)	$(162,335)

Net loss per share attributable to common stockholders:
Basic	$(0.36)	$(0.43)	$(0.67)	$(0.56)
Diluted	$(0.36)	$(0.43)	$(0.67)	$(0.56)
Weighted average shares outstanding:
Basic	394,577,711	303,785,616	393,390,377	287,822,558
Diluted	394,577,711	303,785,616	393,390,377	287,822,558

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$10,228	$2,880	$20,550	$3,238
Selling, general, and administrative	42,442	35,347	82,386	36,302
Total stock-based compensation expense	$52,670	$38,227	$102,936	$39,540

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$632,694	$840,913
Restricted cash and cash equivalents	—	4,365
Inventory	2,267	—
Prepaid in-kind services	18,548	46,271
Prepaid expenses and other current assets	9,776	5,368
Total current assets	663,285	896,917
Restricted cash and cash equivalents	—	4,000
Long-term deposits	16,670	17,687
Property, plant and equipment, net	166,367	71,401
Intangible assets, net	50,000	50,050
Investment in affiliates	63,639	8,420
Goodwill	5,238	5,238
Total assets	$965,199	$1,053,713
Liabilities and stockholders' equity
Current liabilities
Accounts payable	58,064	29,364
Accrued expenses and other current liabilities	26,725	18,809
Term note, current	—	4,100
Total current liabilities	84,789	52,273
Finance lease liabilities	13,491	13,956
Warrant liability	8,895	7,335
Deferred tax liabilities, net	10	8
Total liabilities	107,185	73,572
Commitments and contingencies (Note 11)
Common stock with embedded put right	13,237	—
Stockholders' equity
Preferred stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 600,000,000 shares authorized, 397,077,561 and 391,041,347 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	40	39
Additional paid-in capital	1,668,362	1,540,037
Accumulated other comprehensive income	4	239
Accumulated deficit	(823,629)	(560,174)
Total stockholders' equity	844,777	980,141
Total liabilities and stockholders' equity	$965,199	$1,053,713

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(263,455)	$(148,928)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,710	2,926
Stock-based compensation	102,936	39,540
Deferred income taxes	2	2
Non-cash in-kind services	27,723	17,241
Loss on forward contract liability	—	1,324
Equity in net loss of affiliates	1,920	—
Revaluation of warrant liability	1,560	29,157
Issuance of common stock for commitment shares	2,625	—
Loss on sale of equipment	1,008	—
Changes in operating assets and liabilities:
Inventory	(2,267)	—
Prepaid expenses and other current assets	(4,024)	(779)
Accounts payable, accrued expenses and other current liabilities	9,535	9,064
Long-term and customer deposits	(7,247)	4,892
Net cash used in operating activities	(125,974)	(45,561)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(64,787)	(6,303)
Investments in affiliates	(25,000)	—
Proceeds from sale of equipment	200	—
Net cash used in investing activities	(89,587)	(6,303)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	—	50,349
Business Combination and PIPE financing, net of issuance costs paid	—	616,736
Proceeds from the exercise of stock options	3,839	1,884
Proceeds from landlord of finance lease	—	889
Payments on finance lease liabilities	(518)	(544)
Proceeds from note payable	—	4,134
Payment of note payable	(4,100)	(4,134)
Payments for issuance costs	(244)	—
Net cash provided by (used in) financing activities	(1,023)	669,314
Net increase (decrease) in cash and cash equivalents, including restricted cash	(216,584)	617,450
Cash and cash equivalents, including restricted cash, beginning of period	849,278	89,832
Cash and cash equivalents, including restricted cash, end of period	$632,694	$707,282

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(143,231)	$(115,782)	$(263,455)	$(148,928)
Interest (income) expense, net	92	(22)	101	(84)
Income tax expense	2	1	3	2
Depreciation and amortization	1,905	1,518	3,710	2,926
EBITDA	(141,232)	(114,285)	(259,641)	(146,084)
Stock-based compensation	52,670	38,227	102,936	39,540
Loss on forward contract liability	—	—	—	1,324
Revaluation of warrant liability	2,511	29,157	1,560	29,157
Equity in net loss of affiliates	1,126	—	1,920	—
Regulatory and legal matters (1)	11,019	—	25,885	—
Adjusted EBITDA	$(73,906)	$(46,901)	$(127,340)	$(76,063)

(1)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the Hindenburg article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net loss attributable to common stockholders	$(143,231)	$(129,189)	$(263,455)	$(162,335)
Stock-based compensation	52,670	38,227	102,936	39,540
Premium paid on repurchase of redeemable convertible preferred stock	—	13,407	—	13,407
Revaluation of warrant liability	2,511	29,157	1,560	29,157
Regulatory and legal matters(1)	11,019	—	25,885	—
Non-GAAP net loss	$(77,031)	$(48,398)	$(133,074)	$(80,231)
Non-GAAP net loss per share:
Basic	$(0.20)	$(0.16)	$(0.34)	$(0.28)
Diluted	$(0.20)	$(0.16)	$(0.34)	$(0.28)
Weighted average shares outstanding:
Basic	394,577,711	303,785,616	393,390,377	287,822,558
Diluted	394,577,711	303,785,616	393,390,377	287,822,558

(1)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the Hindenburg article from September 2020, and investigations and litigation related thereto.

INVESTOR INQUIRIES:
investors@nikolamotor.com